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                                                                     EXHIBIT 4.4

                              FORCE COMPUTERS, INC.

                             STOCK OPTION AGREEMENT


      Force Computers, Inc., a California corporation (the "Company"), has granted to HANS JUERGEN JAEKEL (the "Optionee"), an option to purchase a total of 68,000 shares of Common Stock, at the price and the terms as provided herein.

      Definitions. As used herein, the following definitions shall apply:

            (a) "Board" shall mean the Board of Directors of the Company.

            (b) "Common Stock" shall mean the Common Stock of the Company.

            (c) "Continuous Status as an Employee" shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Board or in case of transfers between locations of the Company or between the Company, its Parent, or any of its Subsidiaries or its Successors; provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

            (d) "Employee" shall mean any person, including officers and directors, employed by the Company or its Parent or any Subsidiary or Successor of the Company.

            (e) "Optioned Stock" shall mean the Common Stock subject to the Option granted hereunder.

            (f) "Parent" shall mean a "parent corporation", whether now or hereafter existing, as defined in Section 425(e) and (g) of the Internal Revenue Code of 1986, as amended.

            (g) "Share" shall mean a share of the Common Stock, as adjusted in accordance with Section 15 of this Agreement.

            (h) "Subsidiary" shall mean a "subsidiary corporation", whether now or hereafter existing, as defined in Section 425(f) and (g) of the Internal Revenue Code of 1986, as amended.

      1. Nature of the Option. This Option is granted to an Employee, and is not intended to qualify for any special tax benefits under the United States Internal Revenue Code of 1986, as amended (the "Code").


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      2. Exercise Price. The exercise price is $1.50 for each share of Common
Stock, which price is not less than the fair market value per share of the Common Stock on the date of grant.

      3. Exercise of Option. This Option shall be exercisable during its term in accordance with the terms hereof as follows:

            (a) Right to Exercise.

                  (i) Subject to subsections 3(a)(ii) and (iii), below, this Option shall be exercisable cumulatively, as follows:

                        (A) At any time after the expiration of one year from the date hereof, 20% of the total number of Shares subject to Option.

                        (B) At any time after the expiration of two years from the date hereof, 20% of the total number of Shares subject to Option (cumulatively, 40% of the Optioned Stock).

                        (C) At any time after the expiration of three years from the date hereof, 30% of the total number of Shares subject to Option (cumulatively, 70% of the Optioned Stock).

                        (D) At any time after the expiration of four years from the date hereof, 30% of the total number of Shares subject to Option (cumulatively, 100% of the Optioned Stock).

                  (ii) This Option may not be exercised for a fraction of a share.

                  (iii) In the event of Optionee's death, disability or other termination of employment, the exercisability of the Option is governed by Sections 7, 8 and 9 below.

            (ii) Method of Exercise. This Option shall be exercisable by written notice which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder's investment intent with respect to such shares of Common Stock as may be required by the Company. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the exercise price.

      No Shares will be issued pursuant to the exercise of an Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed. Assuming such compliance, the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.


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      This Option shall be deemed to be exercised when written notice of such exercise has been given to the Company at its principal business office in accordance with the terms of this Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under
Section 5 below. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, which shall occur without unnecessary delay, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued.

      4. Optionee's Representations. In the event the Shares purchasable pursuant to the exercise of this Option have not been registered under the Securities Act of 1933, as amended, at the time this Option is exercised, Optionee shall, concurrently with the exercise of all or any portion of this Option, deliver to the Company his Investment Representation Statement in the form attached hereto as Exhibit A.

      5. Method of Payment. Payment of the exercise price shall be in United States dollars by any of the following, or a combination thereof, at the election of the Optionee:

            (i) cash;

            (ii) Optionee's check; or

            (iii) surrender of other Shares of Common Stock of the Company of a value equal to the exercise price of the Shares as to which the Option is being exercised.

      6. Restrictions on Exercise. This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under
Part 207 of Title 12 of the Code of Federal Regulations ("Regulation G") as promulgated by the Federal Reserve Board. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

      7. Termination of Status as an Employee. If Optionee ceases to serve as an Employee, he may, but only within thirty (30) days after the date he ceases to be an Employee, exercise this Option to


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the extent that he was entitled to exercise it at the date of such termination.
To the extent that he was not entitled to exercise this Option at the date of such termination, or if he does not exercise this Option within the time specified herein, the Option shall terminate.

      8. Disability of Optionee. Notwithstanding the provisions of Section 7 above, if Optionee is unable to continue his employment with the Company or any Subsidiary as a result of his total and permanent disability (as defined in Section 22(e)(4) of the Code), he may, but only within six (6) months from the date of termination of employment, exercise his Option to the extent he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise the Option at the date of termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

      9. Death of Optionee. In the event of the death of Optionee:

            (i) during the term of this Option and while an Employee and having been in Continuous Status as an Employee since the date of grant of the Option, the Option may be exercised, at any time within six (6) months following the date of death, by Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Optionee continued living and remained in Continuous Status as an Employee six (6) months after the date of death; or

            (ii) within thirty (30) days after the termination of Optionee's Continuous Status as an Employee, the Option may be exercised, at any time within six (6) months following the date of death, by Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

      10. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by him. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

      11. Term of Option. This Option may not be exercised more than five (5) years and one (1) day from the date of grant of this Option, and may be exercised during such term only in accordance with the terms of this Option.

      12. Taxation Upon Exercise of Option. Optionee understands that, upon exercise of this Option, he may recognize income for


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tax purposes in an amount equal to the excess of the then fair market value of the Shares over the exercise price. The Company may be required to withhold tax from Optionee's current compensation with respect to such income; to the extent that Optionee's current compensation is insufficient to satisfy the withholding tax liability, the Company may require the Optionee to make a cash payment to cover such liability as a condition of exercise of this Option.

      13. Conditions upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of this Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant hereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

      14. Reservation of Shares. During the term of this Option, the Company will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of this Option. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

      15. Adjustments Upon Changes in Capitalization. The number of Shares of Common Stock covered by this Option, as well as the exercise price per share, shall be proportionately adjusted for any increase or decrease in the number of outstanding Shares of Common Stock of the Company resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of outstanding Shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Board, whose determination shall be final, binding and conclusive. Except as specifically provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares of Common Stock subject to this Option.

            In the event of the proposed dissolution or liquidation of the Company, this Option will terminate immediately prior to consummation of such proposed action, unless otherwise provided by


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the Board. The Board may, in the exercise of its sole discretion in such instances, declare that this Option shall terminate as of the date fixed by the Board and give the Optionee the right to exercise this Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company into another corporation in which the Company is not the surviving corporation in such merger, this Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the Optionee shall have the right to exercise this Option as to all of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. If the Board makes this Option fully exercisable in lieu of assumption or substitution in the event of such a merger or sale of assets, the Board shall notify the Optionee that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and this Option will terminate upon the expiration of such period.

      16. Governing Law. This Stock Option Agreement shall be governed by and construed in accordance with the laws of the State of California.

      17. Entire Agreement. This Stock Option Agreement constitutes the entire agreement between the parties regarding the subject matter hereof and supersedes all prior written or oral agreements, understandings, or negotiations between the parties with respect to the subject matter hereof. This Stock Option Agreement may be modified or amended only by a written document executed by the Company and the Optionee subsequent to the date of this Option.

      IN WITNESS WHEREOF, the Company and the Optionee have entered into this Stock Option Agreement as of the date hereof.


DATE OF GRANT: June 1, 1987



                                          FORCE COMPUTERS, INC.
                                          a California corporation

                                          By:  ___________________________

                                          Title:  ________________________


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      Optionee acknowledges receipt of a copy of this Stock Option Agreement, and represents that he is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under this Stock Option Agreement.


      Dated: _________________


                                          ________________________________
                                          Optionee
                                          Hans Juergen Jaekel


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                                    EXHIBIT A

                       INVESTMENT REPRESENTATION STATEMENT

PURCHASER    :    HANS JUERGEN JAEKEL

SELLER       :    FORCE COMPUTERS, INC.

COMPANY      :    FORCE COMPUTERS, INC.

SECURITY     :    COMMON STOCK

AMOUNT       :

DATE         :


In connection with the purchase of the above-listed Securities, I, the Purchaser, represent to the Seller and to the Company the following:

            (a) I am aware of the Company's business affairs and financial condition, and have acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. I am purchasing these Securities for my own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Securities Act of 1933 ("Securities Act").

            (b) I understand that the Securities have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of my investment intent as expressed herein. In this connection, I understand that, in the view of the Securities and Exchange Commission ("SEC"), the statutory basis for such exemption may be unavailable if my representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future.

            (c) I further understand that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available. Moreover, I understand that the Company is under no obligation to register the Securities. In addition, I understand that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel for the Company.


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            (d) I am familiar with the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permits limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, including, among other things: (1)
The availability of certain public information about the Company; (2) the resale occurring not less than two years after the party has purchased, and made full payment for, within the meaning of Rule 144, the securities to be sold; and, in the case of an affiliate, or of a non-affiliate who has held the securities less than three years, (3) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934) and the amount of securities being sold during any three month period not exceeding the specified limitations stated therein, if applicable.

            (e) I further understand that at the time I wish to sell the Securities there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, I would be precluded from selling the Securities under Rule 144 even if the two-year minimum holding period had been satisfied.

            (f) I further understand that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

                                          Signature of Purchaser:


                                          ___________________________________

                                          Date:________________, 19__


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                              FORCE COMPUTERS, INC.

                       AMENDMENT TO STOCK OPTION AGREEMENT


      This Amendment dated as of May 31, 1992, is made to the Force Computers Stock Agreement dated June 1, 1987 (the "Stock Option Agreement") between Force Computers, Inc., a California corporation ("Force California") and Juergen Jaekel (the "Optionee").

                                R E C I T A L S :

      WHEREAS, effective as of May 6, 1992, Force California was merged with and into Force Computers, Inc., a Delaware corporation (the "Company") whereby all outstanding options under the 1984 Incentive Stock Option Plan were assumed by the Company, and

      WHEREAS, pursuant to the Stock Option Agreement, the Optionee was granted an option under the Company's 1984 Incentive Stock Option Plan (the "Plan") to purchase an aggregate of 68,000 shares of the Company's Common Stock at an exercise price of $1.50 per share.

      WHEREAS, the Plan provides that options may be granted for a term of up to 10 years unless otherwise provided in the Stock Option Agreement. The Stock Option Agreement presently provides that the term of the option is five years.

      WHEREAS, the Company and the Optionee desire to amend paragraph 11 of the Stock Option Agreement to provide that the term of the option shall be for 10 years.

      NOW, THEREFORE, the Company and the Optionee hereby agree as follows:

      1. Section 11 of the Stock Option Agreement is hereby amended in its entirety to read as follows:

            "11. Term of Option. This Option may not be exercised more than ten
            (10) years (five years if Optionee owns, immediately before this Option is granted, stock representing more than 10 percent of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary) from the date of grant of this
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            Option, and may be exercised during such term only in accordance with the Plan and the terms of this Option."

      2. Except as specifically amended above, all of the terms and conditions of the Stock Option Agreement and the Plan shall remain in full force and effect without any change by reason of this Amendment.

      IN WITNESS WHEREOF, the Company and the Optionee have executed this Amendment as of the date first above written.

                                    FORCE COMPUTERS, INC.


                                    BY /s/ SVEN A. BEHRENDT
                                       -------------------------------
                                       SVEN A. BEHRENDT, PRESIDENT


                                    OPTIONEE:

                                    /s/ JUERGEN JAEKEL
                                    -------------------------------
                                    JUERGEN JAEKEL